UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 11, 2008

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Center
400 North Roxbury Drive, Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 888-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

In the third quarter of 2008, City National Corporation will record other-than-temporary impairment of its investments in perpetual preferred securities issued by the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac).  As a result, the company expects to take a non-cash, after-tax charge of between $12 million and $13 million to third-quarter 2008 earnings.

This move follows recent actions by the U.S. Treasury Department and the Federal Housing Finance Agency.

City National’s perpetual preferred investments in Fannie Mae and Freddie Mac are included in securities available for sale at a previously disclosed cost of $23.6 million.  That is equal to about 1 percent of the company’s investment portfolio.  These securities are currently trading at between 5 percent and 10 percent of par value.

City National does not hold any common stock or other equity securities issued by Fannie Mae or Freddie Mac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

September 11, 2008	/s/ Christopher J. Carey
Christopher J. Carey
Executive Vice President and
Chief Financial Officer
(Authorized Officer and
Principal Financial Officer)